POWER OF ATTORNEY


      The undersigned hereby constitute and appoint Elizabeth A. Bachman, Marie E. Connolly, Michael Petrucelli and Richard W. Ingram, Mark A. Karpe, Michael S. Petrucelli and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A heretoDreyfus Premier Equity Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/Joseph S. DiMartino         April 16, 1997
Joseph S. DiMartino

/s/David P. Feldman  B         April 16 , 1997
David P. Feldman

/s/John M. Fraser, Jr.         April 16, 1997
John M. Fraser, Jr.

/s/Robert R. Glauber           April 16, 1997
Robert R. Glauber

/s/James F. Henry              April 16, 1997
James F. Henry

/s/Rosalind Gersten Jacobs     April 16, 1997
Rosalind Gersten Jacobs

/s/Irving Kristol              April 16, 1997
Irving Kristol

/s/ Paul A. Marks              April 16, 1997
Paul A. Marks

/s/ Martin Peretz              April 16, 1997
Martin Peretz

/s/Bert W. Wasserman           April 16, 1997
Bert W. Wasserman



                       POWER OF ATTORNEY


      The undersigned hereby constitute and appoint Richard W. Ingram and Michael S. Petrucelli, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Premier Equity Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Marie E. Connolly                       April 16, 1997
Marie E. Connolly